Exhibit (d)(1)(xvi)

AMENDMENT NO. 8

TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 8 to the Amended and Restated Investment Management Agreement (“Amendment No. 8”), dated as of                 , 2005 between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 (“Agreement”) and as amended by Amendment No. 1 dated as of September 1, 2000, Amendment No. 2 dated as of September 1, 2001, Amendment No. 3 dated as of November 22, 2002, Amendment No. 4 dated as of May 2, 2003, Amendment No. 5 dated as of July 8, 2004, Amendment No. 6 dated as of October 25, 2004 and Amendment No. 7 dated as of May 1, 2005 (collectively, the “Amendments” and together with the Agreement, the “Amended Agreement”), as follows:

1.	New Portfolios. The Trust hereby appoints AXA Equitable as the investment manager of the EQ/Evergreen International Bond Portfolio, EQ/Ariel Appreciation II Portfolio and EQ/Legg Mason Value Equity Portfolio (“New Portfolios”) on the terms and conditions contained in the Amended Agreement.

2.	Duration of Agreement.

(a)	Except as noted in subsections (b) and (c) below, with respect to each existing Portfolio as specified in Appendix A to the Amended Agreement (except as provided below), the Amended Agreement will continue in effect until July 31, 2006 and may be continued thereafter pursuant to subsection (d) below.

(b)	The Amended Agreement will continue in effect until October 25, 2006 with respect to the EQ/Wells Fargo Montgomery Small Cap Portfolio and may be continued thereafter pursuant to subsection (d) below; and the Amended Agreement will continue in effect until May 1, 2007 with respect to the EQ/Lord Abbett Growth and Income, EQ/Lord Abbett Large Cap Core, EQ/Lord Abbett Mid Cap Value, EQ/Van Kampen Comstock and EQ/Van Kampen Mid Cap Growth Portfolios and may be continued thereafter pursuant to subsection (d) below.

(c)	With respect to the New Portfolios specified in Amendment No. 8, the Amended Agreement will continue in effect until two years after its effective date and may be continued thereafter pursuant to subsection (d) below.

(d)	With respect to each Portfolio, this Amended Agreement shall continue in effect annually after the date specified in subsection (a), (b) and (c), as the case may be, and will continue in effect for an initial period of two years and thereafter only so long as such continuance is approved annually by the Board of Trustees or by vote of the outstanding shares of the Portfolio and also by a majority of the Independent Trustees. The required shareholder approval of the Amended Agreement or of any continuance of the Amended Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of such Portfolio votes to approve the Amended Agreement or its continuance, notwithstanding that the agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (i) any other Portfolio affected by the Amended Agreement, or (ii) all the Portfolios of the Trust.

3.	Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

4.	Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to AXA Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Amended Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE LIFE INSURANCE COMPANY

Kenneth T. Kozlowski Chief Financial Officer	Steven M. Joenk Senior Vice President

APPENDIX A

AMENDMENT NO. 8

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/Alliance Common Stock Portfolio

EQ/Alliance Growth and Income Portfolio

EQ/Alliance Intermediate Government Securities Portfolio

EQ/Alliance International Portfolio

EQ/Alliance Large Cap Growth Portfolio

    (fka EQ/Alliance Premier Growth Portfolio)

EQ/Alliance Quality Bond Portfolio

EQ/Alliance Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/Bernstein Diversified Value Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian International Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Capital Guardian U.S. Equity Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

    (fka EQ/Emerging Markets Equity Portfolio)

EQ/Evergreen Omega Portfolio

    (fka Evergreen Portfolio)

EQ/Evergreen International Bond Portfolio

EQ/Equity 500 Index Portfolio

    (fka Alliance Equity Index Portfolio)

EQ/FI Mid Cap Portfolio

EQ/FI Small/Mid Cap Value Portfolio

     (fka Warburg Pincus Small Co. Value Portfolio)

EQ/Janus Large Cap Growth Portfolio

EQ/J.P. Morgan Core Bond Portfolio

    (fka JPM Core Bond Portfolio)

EQ/J.P. Morgan Value Opportunities

EQ/Lazard Small Cap Value Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Mercury Basic Value Equity Portfolio

    (fka Merrill Lynch Basic Value Equity Portfolio)

EQ/Mercury International Value Portfolio

    (fka EQ/Putnam International Equity Portfolio)

EQ/MFS Investors Trust Portfolio

    (fka MFS Growth with Income Portfolio)

EQ/MFS Emerging Growth Companies Portfolio

EQ/Money Market Portfolio

EQ/Small Company Index Portfolio

    (fka BT Small Company Index Portfolio)

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Wells Fargo Montgomery Small Cap Portfolio

APPENDIX B

AMENDMENT NO. 8

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)

Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Alliance Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/Money Market	0.350%	0.325%	0.300%	0.280%	0.270%
EQ/Alliance Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%
EQ/Evergreen International Bond	0.700%	0.675%	0.650%	0.630%	0.620%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Alliance Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Alliance Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Alliance International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Alliance Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Alliance Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Bernstein Diversified Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Lazard Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Van Kampen Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
J.P. Morgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Montgomery Small Cap	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Ariel Appreciation II	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Legg Mason Value Equity	0.650%	0.600%	0.575%	0.550%	0.525%